CONTRACT OF SALE



            THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between Serramonte Plaza, a California limited partnership ("Seller"), and Daly City Partners, LLC, a California limited liability company, or assignee ("Purchaser").


                                  ARTICLE I.
                             SALE OF THE PROPERTY

            1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

                  (a) Subject to Section 2.2 below, all of Seller's rights, titles and interest in and to those certain parcels of land (the "Land") being located in the City of Daly City, San Mateo County, California, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land, including without limitation the building currently leased to Mason McDuffie located on Parcel 3, the building currently leased to Bank of the West located on Parcel 1, and the theater complex located on Parcel 2 (the "Improvements"), and all rights, titles and interest of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way, but excluding all portions of the Serramonte Plaza Shopping Center (and rights, titles and interest of Seller appurtenant thereto) not described on Exhibit A (all of which, with the exception of such portions previously purchased by Daly City Partners, LLC, shall be retained by Seller);

                  (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on or used exclusively in connection with the Land or Improvements;

                  (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use occupancy of the Improvements or Land (the "Tenant Leases"), and, to the extent actually received and held by Seller, all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants (each, a "Tenant") holding under the Tenant Leases; and

                  (d) All of Seller's rights, titles and interest in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable (the "Contracts").

                                 ARTICLE II.
                        PURCHASE PRICE AND ADJUSTMENTS

            2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property is Four Million Nine Hundred Thirty Five Thousand One Hundred Sixty-Two Dollars ($4,935,162) payable in cash or Current Funds (hereinafter defined) at the Closing (hereinafter defined). The Purchase Price is based upon Land square footage (excluding Parcel 1) of 207,751 square feet and is subject to adjustment as set forth in Sections 2.2,
2.3 and 2.5 below.

                  Pursuant to that certain Easement Agreement dated as of November 15, 1994 by and among Serramonte and certain other parties, which was recorded in the Official Records of San Mateo County on September 5, 1995 and pursuant to that certain Memorandum of Lease dated as of April 15, 1994 between Serramonte and John Breuner Company, which was recorded in the Official Records of San Mateo County on April 25, 1994, 28,880 square feet of the Land is required to be used as ingress/egress drive aisles (the "Drive Aisle Area"). The Purchase Price has already been reduced by $635,360 (representing the product of 28,880 square feet and $22.00 per square foot) for the Drive Aisle Area.

            2.2   Parcel 11 Lot Split and Potential Purchase Price Adjustment.

                  (a) Exhibit A indicates that only a portion of Parcel 11 is subject to this Contract. The parties acknowledge and agree that (i) concurrently with Closing (as defined below), they intend to record a lot split of Parcel 11 into two (2) legal parcels approximately as indicated on the diagram attached hereto as Exhibit B, and (ii) only the northeast portion of Parcel 11 as shown on Exhibit B shall be subject to this Contract and conveyed to Purchaser at Closing. Such northeast portion of Parcel 11 indicated on Exhibit B constitutes the "Subject Portion." Purchaser shall be solely responsible for the preparation of recordable instruments and for seeking any required governmental approvals in connection with the lot split of Parcel 11 and Seller shall cooperate fully with Purchaser in such efforts; provided, that the lot split shall not be effected unless and until the Closing occurs under this Contract. Purchaser agrees to keep Seller informed of all developments in connection therewith. The cost of obtaining the lot split, as well as the reduction in parking requirements described below, shall be borne by Purchaser. The parties acknowledge that the Subject Portion as configured on Exhibit B includes a portion of Parcel 11 that is described in Exhibit D to, and subject to, that certain Reciprocal Easement Agreement dated December 4, 1995 by and between Purchaser and Serramonte Plaza, a California limited partnership, recorded in the Official Records of San Mateo County, California on December 14, 1995 as Document No. 95135909 ("REA 2"), and contains approximately 57,681 square feet.

                  (b) The Purchase Price includes a price of $22.00 per square foot of the Subject Portion as configured on Exhibit B. Notwithstanding the provisions of subparagraph (a) above, to the extent that any of the land in the Subject Portion as configured on Exhibit B is required to be encumbered by a parking easement, the approximate location of which is depicted in Exhibit B-1, in order to satisfy parking requirements imposed by any city or county authority for the office building currently located on Parcel 11, the Purchase Price shall be reduced according to the following formula: the square footage of parking spaces located in the Subject Portion that are necessary to satisfy parking requirements imposed by any city or county authority for the office building currently located on Parcel 11 shall be multiplied by $22.00 per square foot, and the Purchase Price shall be reduced by such amount. Seller and Purchaser shall use their best efforts to reduce the parking requirements for the office building currently located on Parcel 11; provided, that Seller shall not be required to agree to any reduction in parking spaces which materially and adversely impacts the value or use of the portion of Parcel 11 retained by Seller and, in any event, the Subject Portion shall be encumbered, as of the Closing Date, by a parking easement sufficient to provide a total of not less than 185 parking spaces, including the new parking spaces that can be created by Seller on the north side and the west side of the office building currently located on Parcel 11, for the portion of Parcel 11 not sold to Purchaser.

                  (c) Purchaser and Seller hereby acknowledge and agree that in connection with the lot split of Parcel 11, the description of the Land attached hereto as Exhibit A will be modified from the description initially set forth in such Exhibit A in such a manner that the lot line will run approximately along the edge of the south side of the building shown as the proposed building on Exhibit B-1, with such final lot lines to be agreed upon prior to the end of the Inspection Period, subject to the reasonable approval of both Seller and Purchaser. Upon completion of the survey set forth in Section 2.3, and upon the approval of the final Exhibit A as set forth in this Section, this Contract shall be amended to substitute such new legal description as Exhibit A hereof, and Purchaser and Seller agree to execute and deliver an amendment to this Contract to such effect.

            2.3 Verification of Land Area and Potential Purchase Price Adjustment. Purchaser shall, at its sole cost and expense, obtain a current survey of the Land and the Improvements. The Purchase Price shall be adjusted (according to a rate of $22.00 per square foot of Land) if the area of the Land as set forth in said survey (excluding Parcel 1) is not equal to 207,751 square feet (which includes 28,880 square feet for the Drive Aisle Area), and the Purchase Price will be increased (according to a rate of $22.00 per square foot of Land) if the area of the Drive Aisle Area, as set forth in said survey, is less than 28,880 square feet. The portion of the Purchase Price allocable to Parcel 1 shall remain fixed at $1,000,000 notwithstanding the area of that Parcel as set forth in said survey.

            2.4 Asbestos Remediation. Purchaser shall within the Inspection Period, at the sole cost and expense of Seller, obtain an asbestos survey of the Land and the Improvements in form and substance reasonably acceptable to Purchaser and Seller sufficient to enable the parties to determine the asbestos remediation required or appropriate (the "Asbestos Survey"). Seller agrees that the costs of such remediation shall include (i) the cost of obtaining the Asbestos Survey (for which Seller shall reimburse Purchaser), (ii) the cost of the Theater Remediation (as defined below), and (iii) the amount of the cost estimate for remediating the asbestos and the asbestos containing materials in the Mason McDuffie building located on Parcel 3 and the Bank of the West building located on Parcel 1 (items (i), (ii) and (iii) being referred to collectively as the "Remediation Items"). Upon receipt of the Asbestos Survey by Seller and Purchaser, Purchaser shall obtain bids or estimates, on behalf of Seller, reasonably acceptable to Seller and Purchaser for the completion of the Remediation Items (the "Remediation Estimate") and shall deliver the Remediation Estimate to Seller. In the event that the Remediation Estimate exceeds $150,000 (the "Asbestos Cap"), Purchaser shall notify Seller within ten (10) days after the end of the Inspection Period whether Purchaser agrees to pay the excess. Purchaser's failure to give any such notice shall be deemed an election not to pay the excess. In the event Purchaser elects not to pay such excess costs, Seller shall have the right to terminate this Contract by delivery of a written notice to Purchaser given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If this Contract remains in effect, during the period prior to the Closing Date (the "Remediation Period") Seller shall remediate, to levels established in the Remediation Estimate and reasonably acceptable to Purchaser, the asbestos and the asbestos containing materials only on the land and in the improvements that comprise the theater complex located on Parcel 2 (the "Theater Remediation"). During the Remediation Period, Seller shall be entitled to utilize the Earnest Money Deposit (as defined in Section 3.1 hereof) for the Theater Remediation. Purchaser shall be under no obligation to replenish the Earnest Money Deposit for any amounts actually used by Seller for the Theater Remediation. Seller shall use its best efforts to minimize the costs of the Theater Remediation and shall do so, in part, by completing partial interior demolition of the theater complex in connection with the Theater Remediation. If Seller's costs actually incurred in performing the Theater Remediation are less than the Asbestos Cap, an amount equal to the unspent portion of the Asbestos Cap shall be paid to Purchaser at Closing to reimburse Purchaser for expenses incurred or to be incurred in performing asbestos remediation work on the Mason McDuffie and Bank of the West buildings.

            2.5 Potential Price Adjustment Regarding Mason McDuffie. The Purchase Price shall be adjusted pursuant to the terms of Section 7.1(c).


                                 ARTICLE III.
                            EARNEST MONEY DEPOSIT

            3.1 Amount and Timing. Within one (1) business day after the Effective Date (hereinafter defined), Purchaser shall deliver to Old Republic Title Insurance Company, located at 333 Bush Street, San Francisco, CA 94104 (the "Title Company"), Thirty-Seven Thousand Five Hundred Dollars ($37,500) (the "Initial Deposit") in cash or Current Funds (hereinafter defined), to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. Unless Purchaser has previously terminated this Contract on or before the end of the Inspection Period (as hereinafter defined) pursuant to its rights under Section 5.2 hereof, then on or before the end of the Inspection Period, the Purchaser shall deliver to the Title Company an additional $62,500 and thereafter, upon Purchaser's review and reasonable approval of Seller's contract(s) with contractors for the Theater Remediation and accompanying interior demolition, an additional amount of no more than $50,000 necessary for Seller to effect the Theater Remediation and accompanying interior demolition (the "First Additional Deposit") in cash or current funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event that the First Additional Deposit exceeds $62,500 as a result of Purchaser's deposit of an additional amount of no more than $50,000 necessary for Seller to effect the Theater Remediation and accompanying interior demolition, Purchaser shall have the right to extend the Closing Date by no more than thirty (30) days by providing notice of such extension and of the new Closing Date to Seller; provided, however, that, in the event, Seller has executed and delivered this Agreement on or before August 21, 1996, the Closing Date shall occur no later than December 31, 1996; provided, further, however, that for every day's delay beyond August 21, 1996 in Seller's execution and delivery of this Agreement, the Closing Date shall be extended by an equal amount of time. The Initial Deposit (together with interest thereon) and the First Additional Deposit (together with interest thereon) are herein collectively referred to as the "Earnest Money Deposit"; provided, that until the First Additional Deposit has been made, the term "Earnest Money Deposit" shall mean the Initial Deposit (together with interest thereon). Notwithstanding the foregoing sentence, in the event of any termination of this Contract and the required delivery of the Earnest Money Deposit to Seller, the amount of such Earnest Money Deposit shall be deemed the amount set forth in this Section 3.1 less any portion of the Earnest Money Deposit used by Seller for the Theater Remediation pursuant to Section 2.4. In the event Purchaser fails to deposit any portion of the Earnest Money Deposit with the Title Company as herein provided, this Contract shall automatically terminate and any portion of the Earnest Money Deposit which has been delivered to the Title Company shall promptly be paid to the Seller, and neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which by their terms expressly survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

            3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Seller and Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                 ARTICLE IV.
                               TITLE AND SURVEY

            4.1 Title Commitment. Within ten (10) days after the Effective Date, Seller shall cause to be furnished to Purchaser a current ALTA Commitment for Title Insurance (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in an amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company shall also furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

            4.2 Survey. Within ten (10) days after the Effective Date, Seller shall provide to Purchaser a copy of the most complete survey of the Land and Improvements in Seller's possession.

            4.3 Review of Title and Survey. Purchaser shall have until the end of the Inspection Period (hereinafter defined) in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the Inspection Period, shall be deemed to be permitted exceptions to the status of Seller's title (the "Permitted Exceptions").

            4.4 Objections to Status of Title and Survey. If Purchaser objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the Inspection Period, Seller shall be given a fifteen (15) day period (the "Cure Period") to cure, at Seller's option and sole discretion, but without any obligation to do so, any objection to the condition of title raised by Purchaser, provided, however, that Seller shall be obligated to pay or discharge, and cause to be reconveyed at or before Closing, the liens of any mortgages, deeds of trust, mechanic's liens and other monetary liens affecting title to the Property (including payment of any prepayment premiums or penalties related thereto), and the following provisions of this Section 4.4 shall not apply to such exceptions to title. If Seller is either unable to cure such objections within the Cure Period, or chooses not to do so, Purchaser may, at its option exercisable within five (5) days following the earlier of (i) the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, or (ii) the expiration of the Cure Period, either (x) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or
(y) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Section 5.1 hereof. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (x) or (y) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (x), and this Contract shall remain in full force and effect.

            4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) current real property taxes and assessments for the year in which Closing occurs and subsequent years; and (c) claims and encumbrances arising after the date hereof to which Purchaser consents in writing.

                                  ARTICLE V.
                           INSPECTION BY PURCHASER

            5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Daly City, California time on the sixtieth (60th) day thereafter or the next business day if the 60th day falls on a Saturday, Sunday or holiday (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof; provided, however, that Purchaser may in its sole discretion, by giving written notice to Seller prior to the expiration of the Inspection Period, extend the Inspection Period for up to an additional twenty-one (21) days if, as of seven (7) days prior to the scheduled expiration of the Inspection Period, the City of Daly City, California has not approved Purchaser's preliminary site plan for the Property with conditions acceptable to Purchaser in its sole discretion. The Inspection Period shall be exclusive of the Effective Date. Seller agrees to allow Purchaser and Purchaser's agents access to the Property during normal business hours upon 24 hours prior written notice to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof, (c) Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller copies of all tests, reports and inspections conducted by Purchaser with respect to the Property, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or test conducted pursuant to this Section 5.1, (f) Purchaser shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use reasonable efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold harmless Seller from and against any claims, liabilities, causes of action, damages, liens, losses and expenses (including, without limitation, attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents' activities on the property, including, without limitation, any test or inspections conducted by Purchaser or its agents on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

            5.2 Approval of Inspections. If Purchaser determines at any times prior to the expiration of the Inspection Period, that the Property is not satisfactory to Purchaser, then Purchaser may terminate this Contract by delivery of written notice to Seller given in accordance with the provisions of
Section 13.1 hereof within such Inspection Period, in which event the Title Company shall return Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If Purchaser does not timely deliver to Seller written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.2.

            5.3 Matters Delivered by Seller. Seller has delivered to Purchaser and Purchaser acknowledges receipt of the following items (collectively, the "Submission Matters"):

                  (a)   A current rent roll for the Property;

                  (b) A copy of all Tenant Leases with respect to the Property, including any and all modifications, amendments or supplements thereto, and all correspondence with Tenants and other documents in Seller's possession relating to such Tenant Leases;

                  (c) Copies of any and all service, maintenance, management or other contracts in Seller's possession relating to the ownership and operation of the Property;

                  (d) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property;

                  (e) Copies of the most recent real estate and personal property tax statements received by Seller with respect to the Property;

                  (f) Plans and specifications, surveys, and engineering reports in Seller's possession;

                  (g) Statements detailing the expenses chargeable to the Tenants under the Tenant Leases for the years 1994 and 1995; and

                  (h) A Phase I environmental site assessment report of the Property prepared by an environmental engineer acceptable to Purchaser in its reasonable discretion.

                                 ARTICLE VI.
           REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

            6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of six months):

                  (a) Purchaser is duly organized, existing and in good standing as a limited liability company under the laws of the State of California;

                  (b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;

                  (c) Each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and

                  (d) This Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

            6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of six months):

                  (a) Seller is a limited partnership duly organized existing and in good standing under the laws of the State of California;

                  (b) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein, subject to approval of the sale of the Property by Seller's lender, Lehman Brothers Holdings, Inc.;

                  (c) Each of the persons executing this Contract on behalf of Seller is authorized to do so;

                  (d) This Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;

                  (e) Neither Seller's execution of this Contract nor performance by Seller of any of its obligations hereunder including without limitation, the transfer, assignment and sale of the Property contemplated by this Contract (i) will, subject to approval of the sale of the Property by Seller's lender, Lehman Brothers Holdings, Inc., violate any written or oral contract, agreement or instrument to which Seller is a party or is bound or which affects the Property or any part of it, or (ii) shall constitute or result in violation or breach by Seller of any judgment, order, writ, injunction or decree issued or imposed upon Seller;

                  (f) Seller has made available to Purchaser all documents described in Paragraph 5.3 above that are in the possession of either Seller or Seller's property management company for the Property;

                  (g) Except as otherwise disclosed to Purchaser in the environmental site assessment set forth in Section 5.3(h), Seller has received no written notice that the Property is in violation of any applicable building codes, environmental laws, the Americans with Disabilities Act, or any other local, state or federal statute, ordinance, rule or regulation;

                  (h) Seller has made available to Purchaser true and complete copies of all Tenant Leases and the tenant lease files in Seller's possession. Except as specifically set forth in the rent roll or the documents listed therein, or as otherwise disclosed or made known to Purchaser prior to the date hereof, (i) there are no oral or written leases, improvement agreements, or other rental, use or occupancy agreements affecting the Property, (ii) to Seller's knowledge except for subleases approved by Seller no person has any right of possession, use or occupancy of the Property or any part of it, and
(iii) no default or breach exists and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default of the part of Seller under the Tenant Leases.

                  (i) Seller has delivered to Purchaser true and complete copies of all existing contract obligations as listed in Exhibit F attached hereto. No default or breach by Seller exists under any such contract obligations, nor has any event occurred which, with the giving of notice or passage of time, or both, would constitute a default by Seller with respect thereto;

                  (j) Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 or Sections 18805 and 26131 of the California Revenue and Taxation Code, and any related regulations; and

                  (k) There is no union contract affecting the employees of Seller.

            6.3 NO REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 6.2 HEREOF, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE GRANT DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE GRANT DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

            FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, SELLER HAS MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATIONS, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. BY ACCEPTANCE OF THIS CONTRACT AND THE GRANT DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCE OR MATERIALS. PURCHASER AGREES THAT SHOULD PURCHASER INCUR ANY COSTS OR EXPENSES FOR ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES (INCLUDING, WITHOUT LIMITATION, ASBESTOS) OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY AFTER THE DATE OF CLOSING, THAT SELLER SHALL HAVE NO RESPONSIBILITY OR LIABILITY FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION, AND THAT AS BETWEEN PURCHASER AND SELLER, SUCH COSTS AND EXPENSES SHALL BE THE SOLE RESPONSIBILITY OF PURCHASER.

            WITHOUT LIMITING ANY OTHER PROVISIONS OF THIS CONTRACT, PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THE EXISTENCE OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS ON THE PROPERTY, AND AGREES THAT, AFTER THE CLOSING, PURCHASER SHALL BE SOLELY RESPONSIBLE FOR THE REMOVAL AND REMEDIATION OF ANY ASBESTOS OR ASBESTOS CONTAINING MATERIALS ON THE PROPERTY, EVEN IF THE FULL EXTENT OF SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS ARE NOT DISCLOSED BY THE "ASBESTOS SURVEY" TO BE OBTAINED PURSUANT TO SECTION 2.4 OF THIS CONTRACT.

            PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGES, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS. THIS WAIVER AND RELEASE OF CLAIMS SHALL SURVIVE THE CLOSING.

            6.4 No Reliance on Seller. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

            6.5 Effect and Survival of Disclaimers. Seller has informed and hereby does inform Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of Article VI. Seller and Purchaser agree that the provisions of this Article VI shall survive Closing.


                                 ARTICLE VII.
         CONDITIONS PRECEDENT TO PURCHASER'S AND SELLER'S PERFORMANCE

            7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

                  (a) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

                  (b) The lot split of Parcel 11 described in Section 2.2 shall be approved by all required governmental action and ready for recordation at Closing and in no event later than 120 days from the expiration of the Inspection Period;

                  (c) Prior to Closing, the Tenant Lease with Finnegan's Rainbow, Inc. dba Mason McDuffie ("Mason McDuffie") shall have been terminated in accordance with the terms of this Section 7.1(c). Seller hereby covenants that immediately following Purchaser's receipt of the governmental approvals set forth in Section 7.1(b), Seller shall permit Purchaser to terminate the Mason McDuffie lease, by immediately providing Purchaser with Seller's written consent to the Lease Termination Agreement dated June 25, 1996 between Daly City Partners (or assigns) and Mason McDuffie. Purchaser hereby covenants to immediately terminate the Mason McDuffie lease in the event that (i) Purchaser receives the governmental approvals set forth in Section 7.1(b) and (ii) Seller has permitted Purchaser to terminate the lease by providing Purchaser with Seller's written consent to the Lease Termination Agreement as provided in the preceding sentence. The terms of the Lease Termination Agreement require Daly City Partners (or assigns) to make a termination payment to Mason McDuffie in an amount of $150,000 (the "Mason McDuffie Cap"), which payment is to be made by delivering $25,000 to Mason McDuffie at the time of the termination of the lease and by depositing the remaining $125,000 into an escrow account to be paid to Mason McDuffie upon satisfaction of certain conditions as more particularly set forth in the Lease Termination Agreement. Purchaser and Seller agree that each shall bear the cost of one-half of the Mason McDuffie Cap; provided, however, that in the event the Mason McDuffie Cap is paid and/or deposited in escrow prior to Closing, Purchaser shall pay and deposit the Mason McDuffie Cap pursuant to the terms of the Lease Termination Agreement and shall be entitled to a credit at Closing against the Purchase Price in an amount of $75,000; provided, further, that if the Closing fails to occur for any reason other than Seller's breach of this Contract, Seller shall not be required to pay or to reimburse Purchaser for any portion of the Mason McDuffie Cap.

                  (d) Prior to Closing, the lease for the theater complex located on Parcel 2 shall have been terminated by Seller or shall be terminable by the landlord on thirty (30) days prior written notice, at no cost to Purchaser;

                  (e) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing;

                  (f) All contracts, concessions, leases and other agreements (other than this Contract, the lease for the Bank of the West Building located on Parcel 1, and the lease for the theater complex located on Parcel 2) affecting the Property shall have been terminated by Seller or shall be terminable by the owner of the Property on thirty (30) days prior written notice or shall be amended or modified to exclude the Property from the scope of such agreements, at no cost to Purchaser; and

                  (g) Seller and Lehman Brothers Holdings, Inc., Seller's lender, shall have executed an amendment to REA 2 (as defined in Section 2.2(a)) that (i) revises the definition of the "Serramonte Parcel" as used in REA 2 to exclude that portion of Parcel 11 not owned by Purchaser after consummation of the transaction contemplated by this Contract and (ii) transfers all of Seller's interest in REA 2 to Purchaser and (iii) is in a form satisfactory to Transamerica Occidental Life Insurance Company.

In the event any of the foregoing conditions is not satisfied, Purchaser may terminate this Contract and the Earnest Money Deposit shall be returned to Purchaser.

            7.2 Conditions to Seller's Obligations. Seller's obligations under this Contract to sell the Property to Purchaser is subject to the fulfillment of the conditions set forth in Section 7.3 hereof and each of the following conditions (all or any of which may be waived by Seller):

                  (a) The representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date;

                  (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing;

                  (c) The lot split of Parcel 11 described in Section 2.2 shall be approved by all required governmental action and ready for recordation at Closing and in no event later than 120 days from the expiration of the Inspection Period; and

                  (d) Prior to Closing, Mason McDuffie shall have entered into a written agreement with Seller in form and substance satisfactory to Purchaser, providing Seller or Purchaser, as successor landlord, the right to terminate Mason McDuffie's lease of the office building located on Parcel 3 on no more than ninety (90) days prior written notice, with Purchaser and Seller each to be responsible for one-half of the termination payments pursuant to the terms of
Section 7.1(c), not to exceed the amount of the Mason McDuffie Cap.

                  (e) Within thirty (30) days of the Effective Date, Lehman Brothers Holdings, Inc., Seller's lender, shall have approved the sale of the Property pursuant to the terms of this Contract and shall have approved the REA referred to in Section 7.3 below and the amendment to REA 2 referred to in
Section 7.1(g).

                  (f) Purchaser shall have provided Seller with written evidence, reasonably satisfactory to Seller, from the City of Daly City confirming that no more than 185 parking spaces are required for the office building currently located on Parcel 11 to satisfy parking requirements imposed by the city and confirming that the city has granted an administrative variance for the office building allowing the building to have 149 parking spaces or less.

            7.3 Reciprocal Easement Agreement. Seller and Purchaser agree to execute and record at Closing a Reciprocal Easement Agreement ("REA") in the form of Exhibit G attached hereto, with any reasonable modifications to such form requested by Seller's lender and Purchaser's lender.

                                ARTICLE VIII.
                                   CLOSING

         8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company on the earlier of (a) the 60th day after the expiration of the Inspection Period, or (b) not later than ten (10) days after the satisfaction of all conditions to Closing set forth herein ("Closing Date"); provided, however, that in no event shall Purchaser or Seller be obligated to proceed with Closing unless all conditions precedent thereto in favor of the respective party have been satisfied or waived by such party; provided, further, however, that the Closing Date may be extended by Purchaser pursuant to the terms of Section 3.1; provided, further, however, that, in the event Seller has executed and delivered this Agreement on or before August 21, 1996, the Closing Date shall occur no later than December 31, 1996, but, for every day's delay beyond August 21, 1996 in Seller's execution and delivery of this Agreement, the Closing Date shall be extended by an equal amount of time.

         8.2  Items to be Delivered at the Closing.

              (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items:

                   (i) A standard form ALTA Extended Coverage Owner Policy of Title Insurance dated no earlier than the date of the filing of the deed described in Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions and conforming to the requirements of Article IV hereof (the "Title Policy").

                   (ii) A standard California form of Grant Deed duly executed and acknowledged by Seller in form reasonably satisfactory to Seller and Purchaser and sufficient to convey to Purchaser good and indefeasible title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

                   (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

                   (iv) A Blanket Conveyance, Bill of Sale and Assignment
              ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

                   (v)  The REA which is provided for in Section 7.3 hereof.

                   (vi) All original Tenant Leases that are in Seller's
              possession.

                   (vii) An estoppel statement from Bank of the West (as of the Closing Date) substantially in the form of Exhibit H attached hereto;
                   (viii) All original contracts that are in Seller's possession.

                   (ix) A Non-Foreign Affidavit in the form attached hereto as
              Exhibit E and made a part hereof for all purposes, together with such additional non-foreign affidavits or certificates as may be required by California law.

                   (x) All amounts owing to Purchaser by Seller under Article IX hereof.

                   (xi) Evidence satisfactory to Purchaser and the Title
              Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

                   (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

              (b) Purchaser. At the Closing, Purchaser shall deliver to Seller each of the following items:

                   (i)  The Purchase Price in Current Funds.

                   (ii) The Assignment of Leases, duly executed and
              acknowledged by Purchaser.

                   (iii)The Bill of Sale, duly executed by Purchaser.

                   (iv) The REA which is provided for in Section 7.3 hereof.

                   (v) All documents (in recordable form if to be recorded) required to effectuate the Parcel 11 lot split described in
              Section 2.2.

                   (vi) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

                   (vii) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

                   (viii) A certificate addressed to Seller acknowledging and agreeing to accept the Property subject to all Permitted Exceptions existing with respect to the Property and all matters which would be shown by a survey of the Land and Improvements.

                   (ix) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

         8.3 Costs of Closing. Except as otherwise provided herein, Seller and Purchaser shall each pay one-half (1/2) of the costs of Closing the sale and purchase transaction hereunder including, without limitation, the premiums for the Title Policy, the cost of the Survey, escrow fees of the Title Company, all recording fees, stamp taxes, transfer taxes and other charges relating to the execution and recordation of the Grant Deed, the Parcel 11 lot split, and the REA. All the attorney's fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract shall be borne and paid exclusively by the party incurring same. Any costs, including, without limitation, recording costs, loan fees and attorneys' fees, relating to (a) any financing obtained by the Purchaser for the purchase of the Property, and/or (b) any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments incurred in connection with any such financing shall be borne and paid exclusively by Purchaser. Purchaser shall pay the additional premiums and costs incurred as a result of obtaining an extended coverage title insurance policy. Seller and Purchaser shall each pay one-half of the "entitlements consultant's fees" incurred to obtain a parking variance for a portion of the Serramonte Plaza to be retained by Seller after Closing, to the extent that the total amount of such fees do not exceed $8,000, and Seller shall pay the architect's fees incurred in connection with such parking variance, to the extent that the total amount of such fees do not exceed $5,000.

         8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents, operating expenses and leasing commissions, other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after Closing) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases in the possession of Seller, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property or any installment of assessments payable in installments which installment is payable in the year of Closing shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, in the event that actual figures for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. In the event the property has been assessed for property tax purposes at such rates as would result in "roll-back" taxes upon the changes in land usage or ownership of the Property, Purchaser agrees to pay all such taxes and hereby indemnifies and holds Seller harmless from and against any and all claims and liabilities for such taxes. The provisions of this Section 8.4 shall survive the Closing.

              If any of the items subject to proration under the foregoing provision of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred twenty (120) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the aforestated one hundred twenty (120) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within one hundred twenty (120) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

         8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provisions of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

         8.6 Application of Delinquent Rent. If on the Closing Date, any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order or priority: (A) first, to the period of time prior to the Closing Date, and (B) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Purchaser agrees to use all reasonable, diligent, good faith efforts to collect and pay to Seller all Delinquent Rent for periods prior to the Closing Date. The provisions of this Section 8.6 shall survive the Closing.

                                 ARTICLE IX.
                           CONDEMNATION OR CASUALTY

            9.1   Condemnation.

                  (a) In the event that all or any significant portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any significant portion of the Property, prior to Closing, either party may elect to terminate this Contract by written notice thereof of the other party within ten
(10) days after (i) in the case of Seller, Seller becomes aware of such condemnation, taking or deed in lieu, or institution of any such condemnation proceeding, or (ii) in the case of Purchaser, Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof or assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

                  (b) For the purposes of Section 9.1(a), "significant portion" of the property means (i) any portion of the buildings included within the Improvements, or (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required.

                  (c) In the event that less than a significant portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the property from such condemnation or eminent domain proceeding or deed in lieu thereof, or assign its interest in and to any such proceeds to Purchaser, and there shall be no reduction in the Purchase Price.

            9.2   Casualty.

                  (a) In the event that all or any substantial portion of the Bank of the West Building located on Parcel 1 (the "Bank Building") shall be damaged or destroyed by fire or other casualty prior to Closing, Purchaser may terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the casualty. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty and all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Bank Building shall be damaged or destroyed by fire or other casualty prior to Closing, or in the event any other portion of the Property is damaged or destroyed to any extent, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).

                  (b) For the purposes of Section 9.2(a), a "substantial portion" of the Bank Building shall be deemed to include any casualty loss in an amount equal to or greater than $250,000.

                                  ARTICLE X.
                            DEFAULTS AND REMEDIES

            10.1 DEFAULT BY PURCHASER; LIMITATION OF LIABILITY; LIQUIDATED DAMAGES. IF SELLER SHALL NOT BE IN DEFAULT HEREUNDER AND PURCHASER REFUSES OR FAILS TO CONSUMMATE THIS CONTRACT AND PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS CONTRACT FOR REASONS OTHER THAN AS EXPRESSLY SET FORTH IN SECTIONS 4.4, 5.2 OR 7.1 OR ARTICLE IX HEREOF, THEN SELLER SHALL BE MATERIALLY DAMAGED AND MAY TERMINATE THIS CONTRACT. SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT AT THIS TIME TO ESTIMATE THE AMOUNT OF SUCH DAMAGE. SELLER AND PURCHASER FURTHER AGREE AFTER NEGOTIATIONS, THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT CONSTITUTES THEIR BEST ESTIMATE, BASED UPON ALL RELEVANT FACTS, OF THE AMOUNT OF SELLER'S DAMAGE IN SUCH EVENT. ACCORDINGLY, SELLER AND PURCHASER AGREE THAT IN THE EVENT OF SUCH DEFAULT BY PURCHASER, THE EARNEST MONEY DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES FOR SUCH DEFAULT, AND THE TITLE COMPANY IS HEREBY INSTRUCTED BY SELLER AND PURCHASER TO DELIVER THE EARNEST MONEY DEPOSIT TO SELLER IN THE EVENT OF SUCH DEFAULT BY PURCHASER AND TERMINATION OF THIS CONTRACT BY SELLER, AND SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. UPON RECEIPT BY SELLER OF THE LIQUIDATED DAMAGES PROVIDED IN THIS SECTION 10.1, SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, EXCEPT THAT SELLER SHALL ALSO BE ENTITLED TO EXERCISE ANY RIGHTS OR REMEDIES IT MAY HAVE BY VIRTUE OF ANY INDEMNITY CREATED OR GRANTED HEREIN AND/OR WITH RESPECT TO ANY PROVISIONS OF THIS CONTRACT WHICH BY THEIR TERMS EXPRESSLY SURVIVE THE TERMINATION OF THIS CONTRACT. THE PROVISIONS OF THIS SECTION 10.1 SHALL SURVIVE THE TERMINATION OF THIS CONTRACT.

            BY INITIALLING IN THE SPACE PROVIDED BELOW, SELLER AND PURCHASER EXPRESSLY ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND AGREED TO THE FOREGOING, THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL OF THEIR CHOICE OF THE LEGAL EFFECT OF THE FOREGOING, AND THAT THEY HAVE AGREED THAT THE TERMS OF THE FOREGOING ARE EQUITABLE AND FAIR.

PLEASE INITIAL:           SELLER:  __________          PURCHASER:  __________

            10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligations to close, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except with respect to provisions of this Contract which by their terms expressly survive the termination of this Contract and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit. The provisions of this Section 10.2 shall survive the termination of this Contract.

            10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.

                                 ARTICLE XI.
                            BROKERAGE COMMISSIONS

            11.1 Brokerage Commission. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing or termination of this Contract.

            Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection, or that Purchaser should be furnished with or obtain an owner policy of title insurance.

                                 ARTICLE XII.
                OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

            Between the Effective Date and the Closing Date, Seller shall have the right to operate and maintain the Property in accordance with Seller's normal practices; provided, however, that Seller shall not modify, extend, renew, cancel or permit the expiration of any Tenant Lease (except as expressly provided in this Contract) or enter into any new Tenant Lease of all or any portion of the Property, without Purchaser's prior written consent.

                                ARTICLE XIII.
                                MISCELLANEOUS

         13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such party via a hand delivery service, Federal Express or any other courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

         If to Seller:  IFGP Corporation
                        One Insignia Financial Plaza
                        P.O. Box 1089
                        Greenville, South Carolina  29602
                        Attn:  Bruce Stillwagon
                        Phone:  (864) 239-1078
                        Fax:    (864) 239-1066

         With a copy to:Insignia Mortgage & Investment Company
                        102 Woodmont Blvd., Suite 400
                        Nashville, Tennessee  37205
                        Attn:  David Huddleston
                        Phone:  (615) 783-1032
                        Fax:    (615) 783-1016

         And a copy to: Liechty & McGinnis, P.C.
                        10440 North Central Expressway
                        Suite 1100
                        Dallas, Texas  75231
                        Attn:  Lorne O. Liechty
                        Phone:  (214) 265-0008
                        Fax:    (214) 265-0615

        If to Purchaser:Daly City Partners, LLC
                        400 Montgomery Street, Suite 930
                        San Francisco, California  94104
                        Attn:  Dennis Wong
                        Phone:  (415)  288-7900
                        Fax:    (415)  391-9142

         With a copy to:Stein & Lubin LLP
                        600 Montgomery Street, 14th Floor
                        San Francisco, California  94111
                        Attn:  Mark Lubin
                        Phone:  (415) 981-0550
                        Fax:    (415) 981-4343

         13.2 Governing Law. This Contract is being executed and delivered, and is intended to be performed in the State of California, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this contract.

         13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

         13.5 Assignment. This Contract may not be assigned in whole or in part by Purchaser without the consent of Seller, which consent may be granted or withheld by Seller in Seller's sole and absolute discretion; provided, that Purchaser may assign this Contract to any solvent entity controlling, controlled by or under common control with Purchaser. Except as expressly permitted by the immediately preceding sentence, any assignment of this Contract by Purchaser without Seller's prior written consent shall, at Seller's option, be null and void and of no effect. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

         13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

         13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Grant Deed by Seller to Purchaser.

         13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

         13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

         13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

         13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

         13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the grant deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.

         13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialled by Purchaser and Seller.

         13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national holidays.

         13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

         SELLER:             SERRAMONTE PLAZA,
                             a California limited partnership

                             By:  Investors First-Staged Equity, L.P.,
                                  a Delaware limited partnership,
                                  its general partner

                                  By:  VMS Realty Investment II,
                                       an Illinois general partnership,
                                       its general partner

                                            By:  /s/ Richard A. Berman

                                            Its:  Authorized Signatory

                             Dated:  August 26, 1996

         PURCHASER:          DALY CITY PARTNERS, LLC,
                             a California limited liability company


                             By:  /s/ Dennis J. Wong
                                  Dennis J. Wong
                                  Its: Manager

                             Dated: August 28, 1996

                       RECEIPT OF EARNEST MONEY DEPOSIT
                        AND AGREEMENT OF TITLE COMPANY



            Old Republic Title Insurance Company (the "Title Company"), located at _______________________________, hereby acknowledges the receipt of one (1) fully signed and executed copy of this Contract.

            Upon receipt, the Title Company agrees to hold the Earnest Money Deposit in escrow as escrow agent for the benefit of Seller and Purchaser and to dispose of the Earnest Money Deposit in strict accordance with the terms and provisions of this Contract.

                              OLD REPUBLIC TITLE INSURANCE COMPANY


                              By:

                              Name:

                              Title:

                              Date:



                                  EXHIBIT C

                     ASSIGNMENT AND ASSUMPTION OF LEASES


STATE OF CALIFORNIA)
                   )         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF          )

         That, ______________________, a ______________________________
("Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns
and sets over unto                          , a
("Assignee"), all of the rights, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real property described on Exhibit A, attached hereto and made a part hereof for all purposes.

         TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in any ways belonging to Assignor (excluding the right to receive rents paid under the Leases and which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

         In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits and the payment of any deferred leasing commissions that become payable after the date of this Assignment with respect to any of the Leases, and indemnifies Assignor and holds Assignor harmless from all loss, cost, liability and expense arising out of or in connection with the Leases on or after the date hereof. Assignee takes the Leases subject to any existing defaults thereunder, but shall pay to Assignor monies collected from tenants who owe delinquent rents that have accrued as of the date of this Assignment until all of such delinquent rents have been paid.

         Assignor hereby indemnifies Assignee and holds Assignee harmless from all loss, cost, liability and expense arising out of or in connection with Assignor's interest in the Leases on or prior to the date hereof.

         EXECUTED effective as of this         day of                , 1996.

         ASSIGNOR:           ______________________,
                             a ______________________________

                             By:  _________________________________

                                  Its:  __________________________

         ASSIGNEE:


                             By:

                             Name:

                             Title:

STATE OF           )
                   )
COUNTY OF          )

         On                 , 1996, before me,                          , a
notary public, personally appeared and personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.



                                  Notary Public


STATE OF           )
                   )
COUNTY OF          )

         On                 , 1996, before me,                          , a
notary public, personally appeared and personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                  Notary Public



                                  EXHIBIT D

               BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT


STATE OF CALIFORNIA     )
                        )     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF               )

            By a Grant Deed (the "Deed") of even date with the date hereof, ______________________, a ______________________________ ("Seller"), conveyed to
, a                      ("Purchaser"), the real property (the "Real Property")
described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

            As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

            NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

            1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property").

            2. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to all service contracts, bonds, warranties and guaranties, in Seller's possession which relate to the Real Property or Personal Property.

            PURCHASER ACCEPTS THE PROPERTY DESCRIBED IN THIS DOCUMENT (THE "PROPERTY"), AND ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY TO PURCHASER IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS.
PURCHASER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT FOR THE WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED DELIVERED TO PURCHASER CONTEMPORANEOUSLY HEREWITH, SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW WITH RESPECT TO THE PROPERTY REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED DELIVERED TO PURCHASER), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATIONS, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.

            Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations contained in the contracts assigned hereunder which are to be performed by Seller and hereby indemnifies Seller and agrees to hold Seller harmless from and against all liability, cost, loss, damages or expense, including reasonable attorneys' fees, suffered or incurred by seller as a result of any alleged failure of Purchaser to perform such covenants or obligations.

            This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

            TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

            EXECUTED effective as of the         day of                , 1996.

            SELLER:                 ______________________,
                                    a ______________________________

                                    By:  __________________________________

                                    Its: _________________________________

            PURCHASER:
                                    a


                                    By:

                                    Name:

                                    Title: